Exhibit 99.1

Sapient Reports First Quarter 2013 Results

First Quarter Service Revenues Up 12.4% Compared to First Quarter 2012

BOSTON--(BUSINESS WIRE)--May 15, 2013--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2013. These results are consistent with the preliminary results issued on May 9, 2013.

  Service revenues were $292.6 million compared to $260.4 million in the first quarter of 2012, an increase of $32.3 million, or 12.4%. Sequentially, service revenues were down $0.5 million, or 0.2%, from $293.2 million in the fourth quarter of 2012. On a constant currency basis, revenues increased 12.8% over the first quarter of 2012 and increased 0.3% sequentially.
  GAAP income from operations was $12.0 million, or 4.1% of service revenues, compared to $15.5 million, or 6.0% of service revenues, reported in the first quarter of 2012.
  Non-GAAP income from operations was $27.3 million, or 9.3% of service revenues, compared to $24.3 million, or 9.4% of service revenues, reported in the first quarter of 2012.
  GAAP diluted net income per share was $0.05, compared to $0.06 in the first quarter of 2012.
  Non-GAAP diluted net income per share was $0.12, compared to $0.10 in the first quarter of 2012.

“Despite a slower start to the year, our business is well positioned competitively and showing strong momentum,” said Sapient Chief Executive Officer and Co-Chairman Alan J. Herrick. “Both SapientNitro and Sapient Global Markets are well positioned for growth.”

The company used cash from operations of $9.4 million in the first quarter of 2013, compared to a use of $13.8 million in the first quarter of 2012. As of March 31, 2013, the company had cash, cash equivalents, restricted cash and marketable securities of $226.0 million. Days sales outstanding was 65 days for the first quarter of 2013, up from 63 days in the fourth quarter of 2012 and down from 69 days in the first quarter of 2012.

Outlook

Sapient management provided the following guidance which is also consistent with the guidance provided on May 9, 2013:

  For the second quarter ending June 30, 2013, service revenues are expected to be in the range of $300 million to $310 million. Both SapientNitro and Sapient Global Markets are expected to grow sequentially, with the majority of the growth coming from SapientNitro.
  Second quarter 2013 non-GAAP operating margin is expected to be 12% or higher.

Tax Liabilities Review

The company completed its self-initiated review and analysis of tax liabilities relating to cross–border mobility of employees into various countries. As a result, the company made immaterial revisions to previously reported financial results for the years 2006 through 2012 totaling $14.1 million, which is consistent with the Company’s previously estimated range of $12 million to $18 million, as reported on May 9, 2013.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Non-GAAP Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the expected growth of SapientNitro and Sapient Global Markets; the financial guidance for the second quarter of 2013, including expected service revenues and expected non-GAAP operating margin; and estimated tax liabilities resulting from cross-border mobility of employees into various countries – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; the final amount of tax owed to various countries relating to the cross-border mobility of employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share amounts)
Revenues:
Service revenues	$292,638	$260,379
Reimbursable expenses	10,345	8,783
Total gross revenues	302,983	269,162
Operating expenses:
Project personnel expenses	206,745	183,770
Reimbursable expenses	10,345	8,783
Total project personnel expenses and reimbursable expenses	217,090	192,553
Selling and marketing expenses	11,792	10,695
General and administrative expenses	54,002	46,713
Restructuring and other related charges (benefits)	2,014	(76)
Amortization of purchased intangible assets	3,657	2,622
Acquisition costs and other related charges	900	1,125
Impairment of intangible asset	1,494	-
Total operating expenses	290,949	253,632
Income from operations	12,034	15,530
Interest and other income, net	872	1,822
Income before income taxes	12,906	17,352
Provision for income taxes	6,376	8,467
Net income	6,530	8,885
Less: Net income (loss) attributable to noncontrolling interest	(46)	-
Net income attributable to stockholders of Sapient Corporation	$6,576	$8,885

Basic net income per share attributable to stockholders of Sapient Corporation	$0.05	$0.06
Diluted net income per share attributable to stockholders of Sapient Corporation	$0.05	$0.06

Weighted average common shares	137,425	139,458
Weighted average dilutive common share equivalents	4,781	4,458
Weighted average common shares and dilutive common share equivalents	142,206	143,916

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2013	December 31, 2012
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$214,050	$234,038
Marketable securities, current portion	6,460	6,321
Restricted cash, current portion	465	9,026
Accounts receivable	158,354	168,951
Unbilled revenues	89,963	71,842
Deferred tax assets, current portion	17,890	15,809
Prepaid expenses and other current assets	47,454	43,791
Total current assets	534,636	549,778
Marketable securities, noncurrent portion	1,202	1,202
Restricted cash, noncurrent portion	3,845	2,914
Property and equipment, net	79,943	80,661
Purchased intangible assets, net	30,309	35,050
Goodwill	131,440	128,628
Other noncurrent assets	9,421	8,651

Total assets	$790,796	$806,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,781	$26,937
Accrued expenses	45,099	52,584
Accrued compensation	75,759	98,106
Accrued restructuring costs, current portion	979	129
Income tax payable	9,455	8,273
Deferred revenues	27,867	27,682
Total current liabilities	184,940	213,711
Accrued restructuring costs, noncurrent portion	510	246
Deferred tax liabilities, noncurrent portion	20,517	19,892
Other long-term liabilities	69,520	66,561
Total liabilities	275,487	300,410

Noncontrolling interest	1,169	-

Stockholders' equity	514,140	506,474

Total liabilities and stockholders’ equity	$790,796	$806,884

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
Cash flows from operating activities:
Net income	$6,530	$8,885
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income taxes	(1,541)	15
Unrealized (gain) loss on financial instruments	(274)	107
Loss recognized on disposition of fixed assets	762	47
Depreciation and amortization expense	10,666	8,086
Impairment of intangible asset	1,494	-
Stock-based compensation expense	7,156	5,148
Excess tax benefits from exercise and release of stock-based awards	(463)	-
Non-cash restructuring charges	146	-
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	9,981	19,911
Unbilled revenues	(18,359)	(27,152)
Prepaid expenses and other current assets	(3,114)	1,400
Other noncurrent assets	127	196
Accounts payable	(350)	(5,389)
Other accrued liabilities	(332)	(23)
Accrued restructuring costs	978	(208)
Accrued compensation	(22,641)	(22,591)
Deferred revenues	(360)	(4,488)
Other long-term liabilities	187	2,247
Net cash used in operating activities	(9,407)	(13,809)

Cash flows from investing activities:
Purchases of property and equipment and cost of internally developed software	(6,396)	(10,162)
Cash paid for acquisitions, net of cash acquired	(4,948)	-
Sales and maturities of marketable securities classified as available-for-sale	-	1,900
Purchases of marketable securities	(100)	(86)
Acquisition of cost method investment	(200)	-
Cash received on financial instruments, net	177	56
Change in restricted cash balances	2,029	112
Net cash used in investing activities	(9,438)	(8,180)

Cash flows from financing activities:
Principal payments under capital lease obligations	-	(20)
Excess tax benefits from exercise and release of stock-based awards	463	-
Proceeds from stock option plans	1,029	457
Net cash provided by financing activities	1,492	437

Effect of exchange rate changes on cash and cash equivalents	(2,635)	6,107

Net decrease in cash and cash equivalents	(19,988)	(15,445)
Cash and cash equivalents, at beginning of period	234,038	212,406
Cash and cash equivalents, at end of period	$214,050	$196,961

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share amounts)

Service revenues	$292,638	$260,379

GAAP income from operations	$12,034	$15,530
Stock-based compensation expense	7,156	5,148
Restructuring and other related charges (benefits)	2,014	(76)
Amortization of purchased intangible assets	3,657	2,622
Acquisition costs and other related charges	900	1,125
Impairment of intangible asset	1,494	-
Non-GAAP income from operations	$27,255	$24,349

GAAP operating margin	4.1%	6.0%
Effect of adjustments detailed above	5.2%	3.4%
Non-GAAP operating margin	9.3%	9.4%

GAAP net income attributable to stockholders of Sapient Corporation	$6,576	$8,885
Stock-based compensation expense, net of tax	4,585	3,243
Restructuring and other related charges (benefits), net of tax	1,359	(54)
Amortization of purchased intangible assets, net of tax	2,748	2,091
Acquisition costs and other related charges, net of tax	608	796
Impairment of intangible asset, net of tax	1,133	-
Non-GAAP net income attributable to stockholders of Sapient Corporation	$17,009	$14,961

GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.05	$0.06
Effect of adjustments detailed above	0.07	0.05
Non-GAAP basic income per share attributable to stockholders of Sapient Corporation	$0.12	$0.11

GAAP and Non-GAAP weighted average common shares	137,425	139,458

GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.05	$0.06
Effect of adjustments noted above and change in dilution noted below	0.07	0.04
Non-GAAP diluted income per share attributable to stockholders of Sapient Corporation	$0.12	$0.10

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	142,206	143,916

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Stacy Simpson, +1-914-830-8510
stacy.simpson@sapient.com